UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2012

TRIO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 3.02 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02  Unregistered Sales of Equity Securities

On November 21, 2012, Eric S. Rosenfeld, the Chairman and Chief Executive Officer of Trio Merger Corp. (the “Company”), and one of the Company’s initial stockholders, loaned the Company $100,000. The loan is evidenced by an unsecured promissory note issued to Mr. Rosenfeld. The loan is non interest bearing and is payable at the consummation by the Company of a merger, share exchange, asset acquisition, or other similar business combination, with one or more businesses or entities (a “Business Combination”). Upon consummation of a Business Combination, the principal balance of the note may be converted, at the holder’s option, to warrants at a price of $0.50 per warrant. The terms of the warrants will be identical to the warrants issued by the Company in its initial public offering except that such warrants will be non-redeemable by the Company and will be exercisable for cash or on a “cashless” basis, in each case, if held by the initial holder or its permitted transferees. If Mr. Rosenfeld converts the entire principal balance of the note, he would receive warrants to purchase an aggregate of 200,000 shares of the Company’s common stock. The issuance of the notes to Mr. Rosenfeld was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2012	TRIO MERGER CORP.

	By:	/s/ David Sgro
Name: David Sgro Title: Chief Financial Officer

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